EXHIBIT 5.1

[LETTERHEAD OF ROGERS & HARDIN LLP]

July 10, 2013

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

Re:	Ameris Bancorp Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Ameris Bancorp, a Georgia corporation (the “Company”), in connection with the registration statement on Form S-4 filed by the Company (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering 1,181,125 shares (the “Shares”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”), issuable in connection with the proposed merger (the “Merger”) of The Prosperity Banking Company (“Prosperity”) with and into the Company pursuant to that certain Agreement and Plan of Merger, dated as of May 1, 2013, by and among the Company and Prosperity (the “Merger Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon, among other things: (i) the Merger Agreement; (ii) the Company’s Articles of Incorporation, as amended, incorporated by reference as exhibits to the Registration Statement; (iii) the Company’s Amended and Restated Bylaws, incorporated by reference as an exhibit to the Registration Statement; and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, documents, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also made such investigations of law as we have deemed appropriate.

In rendering this opinion, we have also assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as it may be amended, shall have become effective under the Act; (ii) the shareholders of Prosperity shall have approved and adopted the Merger Agreement and the Merger; and (iii) the transactions contemplated by the Merger Agreement shall have been consummated in accordance with the Merger Agreement.

On the basis of the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our conclusions are limited to the matters expressly set forth as our “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rogers & Hardin LLP

ROGERS & HARDIN LLP